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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 _______________________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

                  _____________________________


Date of report (Date of earliest event reported) September 27,
1999
                                                 -----------------
                           ALTEON INC.
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       (Exact Name of Registrant as Specified in Charter)


       Delaware              0-19529             13-3304550
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(State or Other Juris-     (Commission         (I.R.S. Employer

diction of Incorporation)  File Number)       Identification No.)



170 Williams Drive, Ramsey, New Jersey                      07446
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(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (201) 934-5000
                                                    --------------

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  (Former Name or Former Address, If Changed Since Last Report)

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Item 5. Other Events.

On September 27, 1999 the Registrant issued the following press release:

"ALTEON GRANTED TEMPORARY EXCEPTION TO MINIMUM NASDAQ BID
REQUIREMENT

"-Company Listed on The Nasdaq SmallCap Market-

"Ramsey, New Jersey, September 27, 1999 - Alteon Inc. has been notified by the Nasdaq Listing Qualifications Panel that the Company has been granted a temporary exception from the $1.00 per share minimum bid requirement and will continue to be listed with Nasdaq on the Nasdaq SmallCap Market.

"Alteon failed to meet the minimum bid requirement as of June 22, 1999, the thirtieth business day on which the closing bid price was below $1.00 per share. The Company has been granted a temporary exception from this standard after a review of Alteon's current plans to meet the listing requirements. On or before November 22, 1999, Alteon must evidence a closing bid price of at least $1.00; immediately thereafter the Company must evidence a closing bid price of $1.00 per share for a minimum of ten consecutive trading days. In addition, on January 4, 2000, the Company must make a filing with the Securities and Exchange Commission and Nasdaq of its November 30, 1999 balance sheet evidencing net tangible assets of at least $8,000,000. In the event the company is deemed to have met the terms of the exception and has demonstrated the ability to maintain long-term compliance it shall, at the discretion of the Nasdaq Panel, continue to be listed on The Nasdaq SmallCap Market. The Company believes that it can meet these conditions; however there can be no assurance that it will do so. If at some future date Alteon's securities should cease to be listed on The Nasdaq SmallCap Market, they may continue to be listed in the OTC-Bulletin Board. For the duration of the exception, Alteon's Nasdaq symbol will be ALTNC.

"'We are pleased by the recent progress in our clinical trials of ALT-711 and in our business development endeavors for both ALT-711 and pimagedine,' said Kenneth I. Moch, President and Chief
Executive Officer. 'We look forward to reporting on these ongoing activities to our shareholders.'

"Alteon is a leader in the discovery and development of pharmaceutical products for the treatment of the complications of diabetes and age-related diseases. Alteon's proprietary technology focuses on Advanced Glycosylation End-products, or A.G.E.s, formed as a result of circulating blood glucose reacting with proteins. A.G.E.s have been shown to be a causative factor in many of the complications of diabetes and age-related diseases, including kidney disease, nerve damage, atherosclerosis and retinopathy. Alteon's approach is to inhibit or break A.G.E.s or their chemical crosslinks, thereby potentially impacting such disease states. The company is seeking a corporate partner to help fund the continued development of its A.G.E.-formation inhibitor, pimagedine, based on the results of the Phase III trial of pimagedine in Type 1 diabetic patients with progressive kidney disease. Alteon's lead A.G.E. crosslink breaker, ALT-711, has completed a series of Phase I human clinical trials and is currently in dose-escalating studies in preparation for a Phase II program. Alteon is also pursuing the development of a novel series of glucose lowering agent (GLA) compounds.

                                    "# # #

"Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development, regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. Actual results, events or performances may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events."

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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Alteon Inc.


                              By: /s/ Kenneth I. Moch
                                  -------------------------------
                                  Kenneth I. Moch
                                  President and
                                  Chief Executive Officer


Date: October 4, 1999